Exhibit (13)(x)
FORM OF EXHIBIT A
     THIS REVISED EXHIBIT A, dated as of [______], 2011, is Exhibit A to that certain Accounting Services Agreement dated as of February __, 2011 between BNY MELLON INVESTMENT SERVICING (US) INC. and HIGHLAND FUNDS II. This Exhibit A is revised for the addition of Highland Trend Following Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
     Highland U.S Equity Fund (f/k/a GE U.S. Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Tax-Exempt Fund (f/k/a GE Tax-Exempt Fund)
Class A
Class B
Class C
Class Y
     Highland Short-Term Govt Fund (f/k/a GE Short-Term Govt Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Fixed Income Fund (f/k/a GE Fixed Income Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Global Equity Fund (f/k/a GE Global Equity Fund)
Class A
Class B
Class C
Class Y
Class R

     Highland International Equity Fund (f/k/a GE International Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Premier Growth Equity Fund (f/k/a GE Growth Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Money Market Fund II (f/k/a GE Money Market Fund)
Class A
Class B
Class C
                   Institutional Class
     Highland Government Securities Fund (f/k/a GE Government Securities Fund)
Class A
Class B
Class C
     Highland Small-Cap Value Equity Fund (f/k/a GE Small-Cap Value Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Core Value Equity Fund (f/k/a GE Core Value Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Total Return Fund (f/k/a GE Total Return Fund)
Class A
Class B
Class C
Class Y
Class R

     Highland Trend Following Fund
Class A
Class C
Class Y
Class R
BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

Agreed: HIGHLAND FUNDS II
By:
Name:
Title: